Exhibit 99.1
PlanetOut Inc. Agrees to Acquire RSVP Vacations
Leverages Reach of PlanetOut Media Properties to Fuel Business Growth into Significant Gay and Lesbian Travel Market
•	Purchase price of $6.5 million in cash plus up to $3.0 million in additional consideration based on achievement of certain financial performance targets for 2007 and 2008.

•	Further diversifies and balances PlanetOut’s revenue mix among advertising, subscription and transaction businesses.

•	Expands PlanetOut’s footprint in the estimated $65-billion-a-year gay and lesbian travel market.

•	Addresses advertisers’ desire to target the gay and lesbian market with multi-media, multi-platform marketing and sponsorship programs.

•	Leverages PlanetOut Inc.’s broad and deep reach through its media properties, customer lists and capital resources to fuel RSVP’s growth.

•	Connects RSVP’s trusted gay and lesbian travel marketing platform with PlanetOut’s online and print properties, including Gay.com, the number one site for reaching single men earning more than $150,000 who take cruise vacations, as well as, The Advocate, OUT and The Out Traveler, which combined index 2.5 times the average for people who take cruises and 6.3 times the average for people who take more than nine foreign trips per year.
SAN FRANCISCO, Jan. 23, 2006 — PlanetOut Inc. (Nasdaq: LGBT), the leading media and entertainment company exclusively serving the lesbian, gay, bisexual and transgender (LGBT) community, today announced that it has signed a definitive agreement to acquire substantially all of the assets of RSVP Productions, Inc. (RSVP), a leading marketer of gay and lesbian travel events, for $6.5 million in cash plus up to $3.0 million in additional consideration based on achievement of certain financial performance targets for 2007 and 2008. PlanetOut will extend a bridge loan of up to $1.4 million to RSVP, which will be repaid upon closing, and will also reimburse RSVP for approximately $300,000 of expenses at closing. PlanetOut expects to close this transaction in March 2006, subject to the satisfaction of regulatory and business requirements, and expects it to be immediately accretive.
RSVP, a privately held company based in Minneapolis with 12 employees, posted $7.2 million in revenue in 2004 and $8.3 million in revenue for the first nine months of 2005. The company is among the world’s largest and most respected gay and lesbian tour operators and marketers offering distinctive travel packages, including big and small ship cruises, riverboat cruises, land tours and resort vacations geared toward a gay and lesbian audience. A pioneer in the travel industry since 1985, RSVP has hosted more than 80,000 guests from all over the world.
This acquisition substantially increases PlanetOut’s position in the $65 billion gay and lesbian travel market*, as estimated by research firm Community Marketing, Inc. RSVP joins PlanetOut and its established audience of LGBT travelers served by PlanetOut’s award-winning travel content, including dedicated travel channels on its flagship Web sites Gay.com and PlanetOut.com, as well as the travel magazine, The OUT Traveler.
“The acquisition of RSVP, a strong, versatile and trusted LGBT travel brand, will advance our strategy of building a diversified media, entertainment and lifestyle company by offering our online and print audience a suite of compelling products and services,” said Jeff Soukup, executive vice president and chief operating officer, PlanetOut Inc. “RSVP is an excellent strategic fit for PlanetOut, giving us an additional platform to serve the varied needs of the LGBT community.

RSVP further bolsters our competitive position with a growing family of trusted brands that address the desire of our core audience to connect with one another, to be enriched by rewarding experiences and to build community. The acquisition leverages our existing travel media assets, established LGBT audience, customer lists and capital resources to fuel RSVP’s growth.”
PlanetOut Inc. property Gay.com is the number one site for reaching single men who take cruise vacations and earn more than $150,000 per year, according to media research firm @Plan (Spring 2005). Moreover, according to @Plan (Spring 2005), Gay.com members are six times more likely to travel and 10 times more likely to go on a cruise than the average Internet user. PlanetOut Inc. magazine properties The Advocate, OUT and Out Traveler in combination index 2.5 times the average for people who take foreign cruises, 3.5 times the average for people who take more than nine domestic trips per year and 6.3 times the average for people who take more than nine foreign trips per year, according to The Advocate/OUT 2005 MRI Custom Study (Index: Spring 2004 U.S. Adults).
“Access to PlanetOut Inc.’s powerful demographic through what we believe to be the world’s largest audience of gays and lesbians anywhere creates opportunities for RSVP to offer even more people in our worldwide community the chance to experience the best vacation of their lives, with more options, more destinations and an expanded schedule of RSVP tours, cruises and events as a part of PlanetOut,” said Paul Figlmiller, president, RSVP. “Among these opportunities are tours, where both gays and lesbians, as well as their families and friends, can come together for life-enriching travel adventures.”
PlanetOut plans to report its fourth-quarter fiscal 2005 financial results on Feb. 14, 2006, and expects to provide its business outlook for the first quarter, including the estimated financial impact of the RSVP acquisition. PlanetOut expects to close the transaction late in the first quarter of 2006. As a result, PlanetOut will reflect the post-closing portion of RSVP’s 2006 financial performance on its 2006 financial statements.
About RSVP Productions, Inc.
Established in 1985, RSVP was the originator of the gay and lesbian cruise concept, and offers distinctive travel packages designed for gay and lesbian travelers. More than 80,000 men and women have participated in RSVP’s big and small ship cruises, riverboat cruises, land tours, and resort vacations. Destinations in 2006 include the Caribbean, Central America, the Czech Republic, Austria, Hungary, Ireland, Mexico, French Polynesia, Peru and Thailand. RSVP is headquartered in Minneapolis and is marketed through travel agencies dedicated to the gay and lesbian community as well as through direct sales. For more information, please visit www.rsvpvacations.com.
About PlanetOut Inc.
PlanetOut Inc. is the leading global media and entertainment company exclusively serving the lesbian, gay, bisexual and transgender (LGBT) community. PlanetOut’s brands include Gay.com, PlanetOut.com, Kleptomaniac.com, and OUT&ABOUT Travel, as well as localized versions of the Gay.com site, in English, French, German, Italian, Portuguese and Spanish. PlanetOut brands also include The Advocate (www.advocate.com); Out (www.out.com); The Out Traveler (www.outtraveler.com); and, HIVPlus (www.hivplusmag.com), as well as other publishing, direct marketing and e-commerce properties, including Alyson Publications, SpecPub, Inc. and Triangle Marketing Services. PlanetOut, based in San Francisco with additional offices in New

York, Los Angeles, London and Buenos Aires, offers FORTUNE 1000 and Global 500 advertisers access to what it believes to be the most extensive network of gay and lesbian people in the world. For more information, please visit www.planetoutinc.com.
Forward-Looking Statements
In addition to the historical information contained herein, this press release contains forward-looking statements, including the impact of PlanetOut’s acquisition of RSVP, as well as statements containing the words “believes,” “anticipates,” “expects,” and similar words. Such forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of the company to differ materially from any future results, performance or achievements expressed or implied by such forward-looking statements. Such factors include, among others, the company’s limited operating history and variability of operating results; the company’s ability to attract and retain subscribers and advertisers; the company’s ability to integrate the acquired assets of RSVP; competition; timing of product launches; and the company’s dependence on technology infrastructure and the Internet. Additional information concerning factors that could affect PlanetOut’s future business and financial results is included in the company’s Annual Report on Form 10-K for the year ended December 31, 2004 and other public filings filed from time to time with the Securities and Exchange Commission (SEC), which are available at the SEC’s website at www.sec.gov.

*    Community Marketing, Inc. extrapolated five percent (based on the national population figures) of the annual $1.3 trillion U.S. travel industry as stated by the Travel Industry Association of America.
Contact:
PlanetOut Inc.
James David, 415-834-6479 (Media Relations)
james.david@planetoutinc.com
Demer IR
Peter Denardo, 415-834-6340 (Investor Relations)
ir@planetoutinc.com